UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Mannatech, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment No. 1 to

PROXY STATEMENT FOR OUR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 9, 2012

MANNATECH, INCORPORATED
600 South Royal Lane, Suite 200
Coppell, Texas 75019

EXPLANATORY NOTE:  This Amendment No. 1 to the Proxy Statement of Mannatech, Incorporated (the “Company”) amends only one item of the definitive proxy statement originally filed on November 28, 2011 (the “Proxy Statement”) which is contained herein. Except as expressly set forth herein, the Proxy Statement has not been amended, updated or otherwise modified.  All other items of the Proxy Statement are incorporated herein by reference without changes.

This Amendment No. 1 amends a typographical error in the Notice of Special Meeting of Shareholders on page 1 of the Proxy Statement and confirms that the Company’s Special Meeting of Shareholders will be held on Monday, January 9, 2012.

MANNATECH, INCORPORATED
NOTICE OF OUR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 9, 2012

TO THE SHAREHOLDERS OF MANNATECH, INCORPORATED,

The Special Meeting of Shareholders will be held at the Grapevine Convention Center, located at 1209 South Main Street, Grapevine, Texas 76051, on Monday, January 9, 2012, at 9:00 a.m., Central Standard Time, for the following purposes:

•
Proposal 1 - To approve an amendment to our Articles of Incorporation to effect a Reverse Stock Split of our common stock at a specific ratio within a range from 1-for-10 to 1-for-15 and to grant authorization to the Board of Directors to determine, in its discretion, the timing and the specific ratio of the Reverse Stock Split; and

•	To act upon such other matters as may properly come before the meeting.

Our Board of Directors has set the close of business on November 14, 2011 as the record date for the determination of shareholders entitled to receive notice of and to vote at our Special Meeting of Shareholders or any adjournment(s) thereof.

By order of our Board of Directors,

J. Stanley Fredrick
Chairman of the Board of Directors

Coppell, Texas
November 28, 2011

IMPORTANT

Whether or not you expect to attend the Special Meeting of Shareholders, we strongly urge you to cast your vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided, prior to the meeting on January 9, 2012, to help ensure the presence of a quorum for the meeting and to save the expense and extra work of additional solicitation. Voting by proxy by any method prior to the meeting will not prevent you from attending the Special Meeting of Shareholders or revoking your prior vote and voting at the Special Meeting of Shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 9, 2012.

In accordance with rules promulgated by the SEC, we are providing this notice to our shareholders to advise them of the availability on the Internet of our proxy materials related to the Special Meeting.  We are delivering our proxy materials by providing paper copies to our shareholders, as well as by providing access to our proxy materials on the Internet.

The Proxy Statement and the Proxy Card are available on our website, www.mannatech.com.  The Company’s website address provided above is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.